UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2003

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LAKEFIELD VENTURES, INC.
(Name of Small Business issuer in its charter)

NEVADA 000-501191 98-0219157
(State or other jurisdiction of (Commission File No.) (IRS Employer incorporation or organization) Identification No.)

104-1015 Columbia Street, Suite 811 New Westminster BC Canada
(Address of principal executive offices)

(604) 351-3351
(Registrant’s telephone number)

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Item 4.  Changes in Registrant’s Certifying Accountant

On , 200, the registrant’s independent auditors, Morgan and Company resigned.  There are not now, nor have there ever been any disagreements with Morgan and Company. regarding any accounting or financial disclosure matters. A copy of the resignation letter is attached to this report as Exhibit 16:1

Jewett, Schwartz and Associates of Hollywood Florida has been appointed the registrant’s new independent auditor.

The registrant has not consulted with Jewett, Schwartz and Associates on any accounting matters prior to its engagement.

Item 6.  Resignations of Registrant’s Directors

On May 19 2003, Kennedy Kerster who had served as the Registrant’s director and President, Secretary and Treasurer since February, 2002, resigned  all positions.  Mr. Michael Iverson of , Langley, British Columbia was appointed to the Board of Directors and was elected President, Secretary, Treasurer.

A copy of  Mr. Kerster’s letter of resignation is attached to this report as Exhibit 16.2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakefield Ventures, Inc.

/S/ Michael Iverson

 President, Secretary/Treasurer

Date   May 20, 2004

EXHIBIT 16:1

RESIGNATION LETTER

June 3, 2004

Securities and Exchange Commission

450 Fifth Street NW

Washington, DC

20549  USA

Dear Sirs:

RE:  LAKEFIELD VENTURES, INC.

We have read the statements that we understand Lakefield Ventures, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

“Jim Philip”

Jim Philip, C.A.

for MORGAN & COMPANY

JLP/nm

EXHIBIT 16.2

DIRECTOR’S LETTER OF RESIGNATION

316-3rd Avenue

New Westminster, BC

V3L 1M4

May 19, 2003

Lakefield Ventures, Inc.

Attention:  Board of Directors

Gentlemen:

Please accept my resignation as an officer and director of Lakefield Ventures Inc. effective immediately.

Yours truly,

Kennedy Kerster